Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING JIANGSU

FOR IMMEDIATE RELEASE	Company Contact: Siew Wai Yong Chairman & CEO (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 robert.jacobs@jacobscon.com

Trio-Tech Reports $133,000 Operating Profit

in First Quarter 2025 Financial Results

Van Nuys, CA -- November 12, 2024 – Trio-Tech International (NYSE MKT: TRT), a comprehensive provider of semi-conductor back-end solutions and a global value-added supplier of electronic equipment, today announced financial results for the first quarter of fiscal 2025.

First Quarter 2025 Financial Results

●	Income from operations was $133,000 compared to a loss from operations of $1,000 for the first quarter of fiscal 2024.

●	Revenue was $9,799,000 compared to $9,966,000 in the first quarter of fiscal 2024. The reduction was principally the result of reduced demand for semiconductor services.

●	Gross margin was $2,322,000, or 24% of revenue compared to gross margin of $2,520,000, or 25% of revenue, for the first quarter of fiscal 2024.

●

Reflecting ongoing cost reduction efforts, General and administrative expenses decreased to $1,964,000, or 20% of revenue, from $2,158,000, or 22% of revenue, last year. Together with reduced selling expenses, total operating expenses fell 13% to $2,189,000, or 22% of revenue, compared to $2,521,000, or 25% of revenue, for the first quarter of fiscal 2024.

●	Net loss was $236,000, or $0.06 per share compared to net income of $230,000, or $0.05 per diluted share, for the first quarter of fiscal 2024.
○

A significant decrease in the exchange value of the U.S. dollar relative to the Singapore dollar resulted in a $460,000 unrealized currency exchange loss and $46,000 realized currency exchange loss, compared to a currency exchange gain of $59,000 in the same quarter last year.

●	Cash and cash equivalents at September 30, 2024, was $8,948,000 compared to $10,035,000 at June 30, 2024.

●

Shareholders' equity increased to $33,440,000, or $7.87 per outstanding share, compared to $31,578,000, or $7.43 per outstanding share, at June 30, 2024, principally due to an increase in accumulated other comprehensive income in the first quarter of Fiscal 2025 due to the softening of the U.S. dollar. There were approximately 4,250,305 common shares outstanding at September 30, 2024 and June 30, 2024.

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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Reports $133,000 Operating Profit

November 12, 2024

Page Two

CEO Comments

S.W. Yong, Trio-Tech's Chairman & CEO, said, “Starting from the first quarter of fiscal 2025, we have adjusted our financial segment reporting to better align with our business focus and strategy. The new segments are defined by the characteristics of our end markets. The “Semiconductor Back-end Solutions” (SBS) segment includes the primary semiconductor back-end equipment manufacturing and testing operations that cater to the semiconductor industry. Meanwhile, the value-added distribution business, along with our services and equipment manufacturing operations serving customers from various industries, are collectively reported under the “Industrial Electronics” (IE) segment. We are confident that the new segmentation will help us ensure that time, money, and effort are invested where they maximize returns for our shareholders.

The IE segment performed well in the quarter, improving sales, but with a drop in gross margins due to an unfavorable product mix. The SBS segment also performed well in the face of continuing weakness in the global semiconductor industry. Our operating cost controls enabled Trio-Tech to achieve an operating profit for this year’s first quarter compared to an operating loss last year, an encouraging start to the new year. We are focusing on factors within our control to achieve profitability despite a volatile market environment.”

About Trio‑Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarter in Singapore. The Company provides comprehensive electrical, environmental, and burn-in testing services to semiconductor manufacturers in Asia. The Company designs and manufactures an extensive range of burn-in and reliability test equipment used in the “back-end” manufacturing processes of semiconductors.

The Company also designs, manufactures and distributes an extensive range of Test, Process and other equipment used in the manufacturing processes of customers in various industries in the consumer and industrial market. The Company also acts as a design-in reseller of a wide range of camera modules, LCD displays and touch screen panels.

Our subsidiary locations include Tianjin, Suzhou, Chongqing and Jiangsu in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

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Trio-Tech Reports $133,000 Operating Profit

November 12, 2024

Page Three

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; the divestiture of one or more business segments in response to, among other factors, changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; trade tension between U.S. and China and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this release are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

(tables attached)

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) / INCOME

UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended
	September 30,
	2024	2023
Revenue
Semiconductor Back-end Solutions	$6,879	$7,176
Industrial Electronics	2,914	2,783
Others	6	7
	9,799	9,966
Cost of Sales	7,477	7,446
Gross Margin	2,322	2,520
Operating Expenses:
General and administrative	1,964	2,158
Selling	150	187
Research and development	88	85
(Gain) / Loss on disposal of property, plant and equipment	(13)	91
Total operating expense	2,189	2,521
Income / (Loss) from Operations	133	(1)

Other (Expenses) / Income
Interest expense	(13)	(24)
Other (expense) / income, net	(365)	196
Government Grant	66	73
Total other (expense) / income	(312)	245
(Loss) / Income from Continuing Operations before Income Taxes	(179)	244
Income Tax Expenses	(51)	(37)
(Loss) / Income from Continuing Operations before Non-controlling Interest, net of tax	(230)	207
Loss from Discontinued Operations, net of tax	7	--
NET (LOSS) / INCOME	(223)	207

Less: Net Income / (Loss) Attributable to the Non-controlling Interest	13	(23)

Net (Loss) / Income Attributable to Trio-Tech International	(236)	230

Amounts Attributable to Trio-Tech International:
(Loss) / Income from continuing operations, net of tax	(240)	227
Income from discontinued operations, net of tax	4	3
Net (Loss) / Income Attributable to Trio-Tech International	$(236)	$230

Earnings per share
Basic (loss) / earnings per share	$(0.06)	$0.06
Diluted (loss) / earnings per share	$(0.06)	$0.05

Weighted Average Shares Outstanding – Basic	4,250	4,096
Weighted Average Shares Outstanding – Diluted	4,335	4,280

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended
	September 30,
	2024	2023
Comprehensive Income Attributable to Trio-Tech International:
Net (Loss) / Income	$(223)	$207
Foreign Currency Translation, net of tax	2,014	(183)
Comprehensive Income	1,791	24
Less: Comprehensive Income / (Loss) Attributable to Non-controlling Interests	139	(2)
Comprehensive Income Attributable to Trio-Tech International	$1,652	$26

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Sep. 30,	Jun. 30,
	2024	2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,948	$10,035
Short-term deposits	6,509	6,497
Trade account receivables, net	12,094	10,661
Other receivables	655	541
Inventories, net	2,872	3,162
Prepaid expenses and other current assets	593	536
Restricted term deposits	804	750
Total current assets	32,475	32,182
NON-CURRENT ASSETS:
Deferred tax assets	139	124
Investment properties, net	404	407
Property, plant and equipment, net	6,273	5,937
Operating lease right-of-use assets	1,626	1,887
Other assets	125	232
Restricted term deposits	1,898	1,771
Total non-current assets	10,465	10,358
TOTAL ASSETS	$42,940	$42,540

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,375	$3,175
Accrued expense	3,260	3,634
Contract liabilities	827	754
Income taxes payable	244	379
Current portion of bank loans payable	289	261
Current portion of finance leases	49	57
Current portion of operating leases	1,095	1,162
Total current liabilities	8,139	9,422
NON-CURRENT LIABILITIES:
Bank loans payable, net of current portion	634	613
Finance leases, net of current portion	24	34
Operating leases, net of current portion	531	725
Income taxes payable, net of current portion	142	141
Other non-current liabilities	30	27
Total non-current liabilities	1,361	1,540
TOTAL LIABILITIES	$9,500	$10,962

EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 4,250,305 shares issued and outstanding at September 30, 2024 and June 30, 2024	13,325	13,325
Paid-in capital	5,602	5,531
Accumulated retained earnings	11,577	11,813
Accumulated other comprehensive income-translation adjustments	2,548	660
Total Trio-Tech International shareholders' equity	33,052	31,329
Non-controlling interest	388	249
TOTAL EQUITY	33,440	31,578
TOTAL LIABILITIES AND EQUITY	$42,940	$42,540